Exhibit 10.2

                                PROMISSORY NOTE
                                ----------------


Note  Amount  $1,680,778                               Date:  January  29,  2007

PROMISE  TO PAY: Challenger Powerboats, Inc., ("Borrower"), whose address is 300
---------------
Westlink Dr., Washington, MO 63090, promises to pay to the order of Mike Bullinger, Chuck Crary, Howard Dahl, Tom Shorma, and Bill Schlossman, or their assigns (Noteholders), in lawful money of the United States of America, the principal amount of $1,680,778, together with interest at a fixed rate of interest at eight percent (8%) per annum.

PAYMENT:  Borrower  will  pay this loan in accordance with the following payment
-------
schedule:

     The first payment shall be due on February 28, 2007 and continuing on the same day of each month thereafter until July 28, 2008, according to the attached amortization table, at which time the entire unpaid principal balance and all accrued interest shall be due and payable. Buyer shall have full prepayment privileges at any time without prepayment penalty. Interest on this Note is computed daily on the basis of a 365-day year, for each day all or any part of the principal balance hereof shall remain outstanding. Borrower will pay Noteholders to a lockbox maintained at State Bank of Fargo or at such other place as Noteholders may designate in writing. Payments will be applied first to collection costs, attorney's fees, protective advances, insurance, taxes, expenses and late charges then to accrued unpaid interest and finally principal. Payments not received within 15 days of due date shall be considered late and shall be subject to a late charge based on the rate of 1% per month

DEFAULT:  Borrower  will  be  in  default  if  any  of  the  following  happens:
-------

     a.     Borrower  fails  to  make  any  payment  when  due;

     b. Borrower fails to perform promptly at the time and strictly in the manner provided in this Promissory Note or any agreement related to this Promissory Note;

     c. A receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws including but not limited to a voluntary or involuntary filing under 11 USC Sec. 101, et seq.;
                            --------

     d. A receiver is appointed for any part of such guarantor's property, such guarantor makes an assignment for the benefit of creditors, or any proceeding is commenced either by any such guarantor or against such guarantor under any bankruptcy or insolvency laws including but not limited to a voluntary or involuntary filing under 11 USC Sec. 101, et seq.;
                                                     --------

     e. Borrower fails to perform or observe any other covenant contained in the Purchase Agreement of even date herewith, or any other agreement given by Borrower to Noteholders in connection with the obligations;

     f. Borrower ceases all IMAR business operations in Fargo, North Dakota within eighteen (18) months from January 29, 2007.

NOTEHOLDERS  RIGHTS  UPON  DEFAULT:  Upon  default,  Noteholders may declare the
----------------------------------
entire  unpaid  principal  balance  on  this  Note  and  all  accrued  interest
-----
immediately  due,  after  30  days  notice.  This  Note  has  been  accepted  by
-----
Noteholders  in  the  State  of  North  Dakota.  If there is a lawsuit, Borrower
-----
agrees, upon Noteholder's request to submit to the jurisdiction of the Courts of
-----
Cass County, State of North Dakota. This Note shall be governed by and construed in accordance with the laws of the State of North Dakota.

COLLATERAL:  This  Note  is  secured  by the Dutchess Private Equities Fund, Ltd
----------
guaranty  of  even  date  and a security interest in the Assets set forth in the
---
Purchase  Agreement between IMAR Group, LLC and Borrower dated January 29, 2007.
---

GENERAL  PROVISIONS: Noteholders may delay or forego enforcing any of its rights
-------------------
or remedies under this Note without waiving them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Noteholders may renew, extend or modify this loan, or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Noteholder's security interest in the collateral; and take any other action deemed necessary by Noteholders without the consent of or notice to anyone.

TIME:  Time  is  of  the essence of this Note and each of the provisions hereof.
----


BORROWER:

Challenger  Powerboats,  Inc.



By:  /s/ Laurie Phillips                    Date:  January 30, 2007
     -------------------                           ----------------
     Laurie  Phillips,  President  &  CEO